EXHIBIT 23.3

             [NETHERLAND, SEWELL & ASSOCIATES, INC  LETTHERHEAD]

                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


        We consent to the incorporation by reference into Form S-8 Registration Statement 33-60571, Form S-3 Registration Statement No. 33-60583, and Form S-8 Registration Statement No. 333-12375 of Southern Mineral Corporation, a Nevada corporation (the "Company") of references to this firm and its reports listed below for the Company's estimated domestic proved reserves contained in this Annual Report on Form 10-KSB for the year ended December 31, 1997.

        1. Report of domestic proved reserves estimates as of January 1, 1996 dated March 1, 1996.

        2. Audit of domestic proved reserves estimates as of January 1, 1997 dated February 25, 1997.

        3. Report of domestic proved reserves estimates as of January 1, 1998 dated February 16, 1998.



                                           NETHERLAND, SEWELL & ASSOCIATES, INC.



                                           By: DANNY D.SIMMONS
                                               Danny D.Simmons
                                               Senior Vice President

Houston, Texas
March 25, 1998